Exhibit 99.1

Press Release

Navidea Biopharmaceuticals, Inc. and Capital Royalty Partners II, L.P. Enter Binding Settlement Agreement and Mutual Release

Navidea Biopharmaceuticals, Inc. and Capital Royalty Partners II, L.P. have entered into a binding settlement agreement and mutual release settling ongoing litigation.

DUBLIN, Ohio, December 1, 2023 (BUSINESS WIRE) -- Navidea Biopharmaceuticals, Inc. (OTC: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, today announced the Company and Capital Royalty Partners II, L.P. and other related entities (collectively, “CRG”) have entered into a binding settlement agreement and mutual release settling all ongoing litigation between the parties.

CRG Settlement Agreement and Mutual Release Aligns with Company’s Approach

Navidea and CRG have been engaged in ongoing litigation since 2016. On August 30, 2022, a judgment was entered against Navidea, plus post-judgment interest, and Navidea appealed. As of September 30, 2023, the contingent liability for the judgment and accrued interest was $2,711,806.

The binding settlement agreement and mutual release resolves the judgment and settles all litigation between Navidea and CRG, including the pending appeal. This settlement agreement and mutual release also positions the Company to continue driving the organization forward and advance its innovative technology to market, following the Navidea’s Fix, Fund, Propel approach.

To provide the funding necessary for the CRG settlement, Navidea entered into a Loan and Securities Exchange agreement (“Loan Agreement”) pursuant to which John K. Scott, Jr., Vice Chair of the Company’s Board of Directors, loaned the Company $750,000 with a maturity date of April 10, 2025. As a part of the Loan Agreement, Mr. Scott also agreed to restructure an existing note, including the forgiveness of $100,000 in principal and the transfer of Series G Preferred Stock and Series I Preferred Stock shares in exchange for newly-issued shares of Series J Preferred Stock of the Company. In addition, Mr. Scott has agreed to release the Company of its obligation to pay all accrued cash directors’ fees owing to Mr. Scott.

“We are pleased with the result and timing of this settlement,” said Craig A. Dais, Navidea’s Chief Financial Officer. “In addition to immediately relieving the Company of a substantial financial burden, the settlement removes a significant and previously ongoing legal cost and management burden related to litigation, improves the balance sheet, and clears a substantial impediment to future strategic transactions and partnerships. We are also pleased that our Vice Chairman and principal stockholder, Mr. Scott, has stepped forward in a material way to make this settlement possible. By providing additional funding, and agreeing to restructure his existing equity holdings, we were able to simplify the Company’s equity structure, which creates opportunities for future financings and provides additional flexibility to help preserve the Company’s substantial NOLs. We are appreciative of Mr. Scott’s continued support of our overall strategy, and we see this as another tangible example of the growing momentum of our Fix, Fund, Propel approach.”

About Navidea

Navidea Biopharmaceuticals, Inc. (OTC: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts. For more information, visit www.navidea.com.

About G2G Ventures

G2G Ventures is a Colorado-based private equity firm focused on empowering organizations to reach their full potential through investment and consulting services. Specializing in creating long-term partnerships with trusted investors and established businesses, G2G Ventures draws on strong internal balance sheet liquidity, augmented by trusted investor capital, to craft bespoke capital solutions which include private equity investment, venture capital participation, and mezzanine debt options. Beyond financial investment, G2G Ventures provides accretive consulting services to help clarify strategic goals and key performance indicators (KPIs), evolve financial processes, and enhance operational effectiveness. To learn more about how G2G Ventures is a growth partner for enduring business, connect with our team.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations regarding the Company’s progress, strategic options, business goals, and other matters. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: our history of operating losses and uncertainty of future profitability; the final outcome of any pending litigation; our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; dependence on royalties and grant revenue; our ability to implement our growth strategy; anticipated trends in our business; our limited product line and distribution channels; advances in technologies and development of new competitive products; whether an over-the-counter trading market for our common stock will develop or persist; our ability to comply with any requirements for listing of our common stock on any stock exchange in the future; our ability to maintain effective internal control over financial reporting; the impact of the current coronavirus pandemic; and other risk factors detailed in our most recent Annual Report on Form 10-K and other SEC filings. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at http://www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be uncertain forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Investor Relations Contact

Navidea Biopharmaceuticals, Inc.

G2G Ventures - Executive Consultant

Theodore Gerbick

Chief Marketing Officer

tgerbick@g2g.ventures